Exhibit 99.1

DRI Corporation Receives a Significant Order From a Bus Vehicle Manufacturer in India

  Order Exceeds $4 Million USD – a Record High for a Single Mobitec® Order
  This Year’s India Orders Now in Excess of $10 Million USD
  Deliveries Expected to Start in Fourth Quarter 2009

DALLAS--(BUSINESS WIRE)--July 14, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s Mobitec Group in Sweden, through its Castmaster Mobitec India Private Limited joint venture in India, has received an order worth more than $4 million USD from a single transit bus vehicle manufacturer in India.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “The Mobitec® products ordered will be installed on new bus vehicles for New Delhi. Delivery is expected to commence in fourth quarter 2009 and to conclude in the last half of 2010. This order has been developing for quite some time; for the Mobitec Group, it is a record-high single order. It also demonstrates the strong market position of DRI in the vast Indian market. Putting this into perspective, we believe the combined total value of this order and the other India orders we announced last week is relatively close to an entire year of orders for full-size bus vehicles in the U.S. market, according to data published by the American Public Transportation Association. Leaders in India are to be commended for their bold vision as exemplified by the ongoing investment in transit infrastructure. They obviously understand the vital role that such investments play in developing healthy and livable cities and a strong economy.”

The Mobitec® products ordered thus far by all bus vehicle manufacturers in India include MobiLED electronic destination sign systems, MobiSTOP indicators, and MobiVOICE announcement and control systems.

Mobitec Group, a global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec Group is based in Herrljunga, Sweden. It also operates business units in Australia and Germany, as well as joint ventures in Brazil and India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing of the deliveries of orders; our joint venture growth opportunities in India; the size of the Indian market for our products; future growth of the Indian market for our products; as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the timing of the deliveries of orders; the risk that future anticipated growth in the Indian market may prove inaccurate; the risk that our estimate of the size of the Indian market for our products may prove inaccurate; the risk that our estimate for the growth of the Indian market for our products may prove inaccurate; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and as updated in our Quarterly Report on Form 10-Q filed May 15, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com